                                                                    EXHIBIT 99.1




                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


                                  ANNUAL REPORT

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                      (PricewaterhouseCoopers Letterhead)


                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrator of RMI Titanium Company
Employee Savings and Investment Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the RMI Titanium Company Employee Savings and Investment Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employment Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and Fund Information are the responsibility of the Plan's management. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ PricewaterhouseCoopers LLP

June 24, 1999

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1997



                                                                                   1998             1997
                                                                                   ----             ----
Investments, at fair value

         Fidelity Magellan Fund                                                $ 4,999,466     $ 3,832,989

         Fidelity Growth and Income Fund                                         1,821,296         949,783

         Fidelity Low Price Stock Fund                                             316,446         274,580

         Fidelity Worldwide Fund                                                   420,041         442,289

         Fidelity Managed Income Portfolio                                       3,510,340       3,148,444

         Spartan U.S. Equity Index Fund                                          1,203,125         775,667

         RTI International Metals, Inc. Common Stock Account                       448,574         664,626

         Participant Loans Receivable                                              240,178         170,807
                                                                               -----------     -----------
Net assets available for benefits                                              $12,959,466     $10,259,185
                                                                               ===========     ===========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


           Statement of Changes in Net Assets Available for Benefits,
                              with Fund Information
                      For the Year Ended December 31, 1998


                                    Fidelity    Fidelity              Fidelity      Spartan    RTI  Int'l.
                        Fidelity    Growth &   Low Priced   Fidelity   Managed   U.S. Equity  Metals, Inc. Participant
                        Magellan      Income      Stock    Worldwide    Income       Index    Common Stock    Loans
                          Fund         Fund       Fund        Fund     Portfolio     Fund        Account    Receivable    Total
Employees'
  contributions       $  222,413   $  212,492   $117,625   $ 48,517  $  121,059   $  159,971    $  28,553   $     --    $   910,630
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

Investment income:
  Interest and
  dividend income        257,366       94,521     28,839     15,840     194,767       47,137           --     16,698        655,168

  Net appreciation
   (depreciation) in
   fair value of
   investments           980,438      262,798    (28,922)     9,650          --      200,909      (90,292)        --      1,334,581
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

                       1,237,804      357,319        (83)    25,490     194,767      248,046      (90,292)    16,698      1,989,749

   Transfers            (146,979)     306,702    (56,120)   (88,066)    255,157      127,666     (150,095)    52,673        300,938
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

     Total net
     additions
     (deductions)      1,313,238      876,513     61,422    (14,059)    570,983      535,683     (211,834)    69,371      3,201,317
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

Participant's
  benefits paid         (146,761)      (5,000)   (19,556)    (8,189)   (209,087)    (108,225)      (4,218)        --       (501,036
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

     Total net
      deductions        (146,761)      (5,000)   (19,556)    (8,189)   (209,087)    (108,225)      (4,218)        --       (501,036
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

Increase (decrease)
  in net assets        1,166,477      871,513     41,866    (22,248)    361,896      427,458     (216,052)    69,371      2,700,281

Net assets
  available for
  benefits:
   Beginning of year   3,832,989      949,783    274,580    442,289   3,148,444      775,667      664,626    170,807     10,259,185
                      ----------   ----------   --------   --------  ----------   ----------    ---------   --------    -----------

   End of year        $4,999,466   $1,821,296   $316,446   $420,041  $3,510,340   $1,203,125    $ 448,574   $240,178    $12,959,466
                      ==========   ==========   ========   ========  ==========   ==========    =========   ========    ===========


The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN


           Statement of Changes in Net Assets Available for Benefits,
                             with Fund Information
                      For the Year Ended December 31, 1997


                                                           Fidelity   Fidelity               Fidelity    Spartan       CIGNA
                                                Fidelity   Growth &  Low Priced   Fidelity    Managed   U.S. Equity  Guaranteed
                                               Magellan     Income     Stock     Worldwide    Income      Index      "Long-Term"
                                                 Fund        Fund      Fund        Fund      Portfolio    Fund         Account

Employees' contributions                      $  180,765   $164,722   $100,046   $ 39,982   $  131,496   $121,562   $    17,514
                                              ----------   --------   --------   --------   ----------   --------   -----------

Investment income:
   Interest and dividend income                  291,630     36,997     12,372     43,629      172,987     27,798        18,281

   Net appreciation (depreciation) in
     fair value of investments                   549,414     94,692     13,523       (533)          --    108,858            --
                                              ----------   --------   --------   --------   ----------   --------   -----------
                                                 841,044    131,689     25,895     43,096      172,987    136,656        18,281

   Transfers                                    (421,005)   664,841    149,519    359,674    2,989,125    517,925    (3,456,342)
                                              ----------   --------   --------   --------   ----------   --------   -----------

      Total net additions (deductions)           600,804    961,252    275,460    442,752    3,293,608    776,143    (3,420,547)
                                              ----------   --------   --------   --------   ----------   --------   -----------

Participant's benefits paid                      (37,832)   (11,469)      (880)      (463)    (145,164)      (476)       (4,911)
                                              ----------   --------   --------   --------   ----------   --------   -----------

      Total net deductions                       (37,832)   (11,469)      (880)      (463)    (145,164)      (476)       (4,911)
                                              ----------   --------   --------   --------   ----------   --------   -----------

Increase (decrease) in net assets                562,972    949,783    274,580    442,289    3,148,444    775,667    (3,425,458)

Net assets available for benefits:
   Beginning of year                           3,270,017         --         --         --           --         --     3,425,458
                                              ----------   --------   --------   --------   ----------   --------   -----------

   End of year                                $3,832,989   $949,783   $274,580   $442,289   $3,148,444   $775,667   $        --
                                              ==========   ========   ========   ========   ==========   ========   ===========


                                              CIGNA         CIGNA          CIGNA       RTI Int'l.
                                             Income &       Stock          Int'l.     Metals, Inc.    Participant
                                              Growth      Market Index     Equity     Common Stock       Loans
                                              Account       Account        Account       Account       Receivable       Total

Employees' contributions                   $   1,779      $   3,090       $   3,351      $ 21,157       $     --      $   785,464
                                           ---------      ---------       ---------      --------       --------      -----------

Investment income:
   Interest and dividend income                   --             --              --            --         12,778          616,472

   Net appreciation (depreciation) in
     fair value of investments                 5,128         22,647          (1,014)       97,544             --          890,259
                                           ---------      ---------       ---------      --------       --------      -----------
                                               5,128         22,647          (1,014)       97,544         12,778        1,506,731

   Transfers                                (122,518)      (366,094)       (471,753)       76,590        (12,444)         (92,482)
                                           ---------      ---------       ---------      --------       --------      -----------

      Total net additions (deductions)      (115,611)      (340,357)       (469,416)      195,291            334        2,199,713
                                           ---------      ---------       ---------      --------       --------      -----------

Participant's benefits paid                       --         (2,995)             --        (2,615)        (9,838)        (216,643)
                                           ---------      ---------       ---------      --------       --------      -----------

      Total net deductions                        --         (2,995)             --        (2,615)        (9,838)        (216,643)
                                           ---------      ---------       ---------      --------       --------      -----------

Increase (decrease) in net assets           (115,611)      (343,352)       (469,416)      192,676         (9,504)       1,983,070

Net assets available for benefits:
   Beginning of year                         115,611        343,352         469,416       471,950        180,311        8,276,115
                                           ---------      ---------       ---------      --------       --------      -----------

   End of year                             $      --      $      --       $      --      $664,626       $170,807      $10,259,185
                                           =========      =========       =========      ========       ========      ===========


The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

The financial statements of the RMI Titanium Company Employee Savings and Investment Plan (the Plan) use the accrual method of accounting.

USE OF ESTIMATES

Generally accepted accounting principles require management to make certain estimates and assumptions relating primarily to the fair market value of certain Plan assets. Actual results could differ from those estimates. For additional information on the fair market value of Plan assets see "Investments" below.

INVESTMENTS

Effective February 1, 1997, RMI Titanium Company (the Company) changed the Plan Recordkeeper from CIGNA to Fidelity Investments Institutional Operations Company, Inc. (FIIOC). Concurrently, new investment options in Fidelity managed funds were made available to plan participants. Existing balances in CIGNA managed funds were transferred to the Fidelity Fund most closely matching the stated investment strategy. The RTI International Metals, Inc. Common Stock investment option was retained.

Available investment options at 12-31-98 are as follows:

RTI INTERNATIONAL METALS, INC. COMMON STOCK - Funds are invested in shares of RTI Metals, Inc.

Fidelity managed mutual fund accounts:

FIDELITY MAGELLAN FUND - Funds are invested in shares of a registered investment company that invests primarily in equity securities.

FIDELITY GROWTH AND INCOME FUND - Funds are invested in shares of a registered investment company that invests primarily in equity securities.

FIDELITY LOW-PRICED STOCK FUND - Funds are invested in shares of a registered investment company that invests primarily in shares of small-sized companies.

FIDELITY WORLDWIDE FUND - Funds are invested in shares of a registered investment company that invests primarily in common stocks issued by companies of all sizes anywhere in the world, including the U.S.

SPARTAN U.S. EQUITY INDEX FUND - Funds are invested in shares of a registered investment company that attempts to duplicate the composition and total return of the S&P 500.

Fidelity stable value funds:

FIDELITY MANAGED INCOME PORTFOLIO - Funds are invested in short- and long-term investment contracts issued by insurance companies and commercial banks.

Investments in Fidelity managed funds and RTI International Metals, Inc. Common Stock are valued at fair market value based on published quotations. Security transactions are recorded as of the settlement date.

FUNDING

The Plan is funded by contributions from the participating employees of the Company. The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTE 2 - DESCRIPTION OF PLAN

GENERAL

The Plan Sponsor is the Company. The Company is a successor to entities that have been operating in the titanium industry since 1958.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time salaried, nonrepresented employees who are at least 21 years of age and have three months of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 15% of salary through payroll deduction. Pre-tax contributions are subject to annual limitations as prescribed by law ($10,000 in 1998 and $9,500 in 1997). Certain highly compensated participants, as defined by the Internal Revenue Code, may contribute from 1% to 7% of salary through payroll deduction. Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds by calling the recordkeeper directly. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

                           Retirement;
                           Termination of Employment with the Company;
                           or Death

Participants may also make written application to the administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of withdrawal.

PARTICIPANT LOANS RECEIVABLE

Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance up to a total of $50,000 in any 12-month period. Loans are treated as a transfer (from) the investment fund to the Participant Loans Receivable fund. Loan repayment terms range from one month to five years and are secured by the balance in the participant's account. Loans bear interest at a rate commensurate with the current market rate when made. Loans made in 1998 and 1997 bear interest at 8.75%. Interest rates on loans made prior to 1997 range from 8.75% to 15.00%. Principal and interest are paid ratably through monthly payroll deductions. Repayments are transfers to the investment funds (from) the Participant Loans Receivable fund.

TRANSFERS

Transfers represent net inter-plan and inter-fund transfers. Also included in transfers for 1997 are all amounts transferred to Fidelity from CIGNA.

ADMINISTRATION

The Plan is administered by the Company's Retirement Board. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account which includes earnings on the participant's contributions. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3 - INCOME TAXES:

The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended and restated since receiving the determination letter; however, the

Plan administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocation and investment options are maintained by FIIOC since February 1, 1997, based on enrollment and payroll information supplied by the Company. Prior to February 1, 1997, CIGNA was the recordkeeper.

                                   SCHEDULE I

                                    FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes



                              RMI TITANIUM COMPANY

                       EMPLOYEE SAVINGS & INVESTMENT PLAN



                                                                                                                     (e)
                  (b)                                          (c)                                 (d)              CURRENT
   (a)          IDENTITY                             DESCRIPTION OF INVESTMENT                    COST               VALUE
    *      Fidelity Investments                 Fidelity Magellan Fund                          $4,019,028         $4,999,466

    *      Fidelity Investments                 Fidelity Growth and Income Fund                  1,558,498          1,821,296

    *      Fidelity Investments                 Fidelity Low Priced Stock Fund                     345,368            316,446

    *      Fidelity Investments                 Fidelity Worldwide Fund                            410,391            420,041

    *      Fidelity Investments                 Fidelity Managed Income Portfolio                3,510,340          3,510,340

    *      Fidelity Investments                 Spartan U.S. Equity Index Fund                   1,002,216          1,203,125

    *      Fidelity Investments                 RTI International Metals, Inc.
                                                  Common Stock Account                             538,866            448,574
   --      Participant Loans                    Interest Rates High 15.00%, Low 8.75%                  N/A            240,178
                                                                                                                  -----------
                                                                                                    TOTAL:        $12,959,466
                                                                                                                  ===========

                           * DENOTES PARTY-IN-INTEREST

                                   SCHEDULE II
                                    FORM 5500
                 Item 27d - Schedule of Reportable Transactions

                              RMI TITANIUM COMPANY
                       EMPLOYEE SAVINGS & INVESTMENT PLAN


A.  PURCHASES:

       Identity of           Description of       Number of     Purchased      Selling        Cost of      Current       Net Gain
     Party Involved              Assets         Transactions      Price         Price           Asset       Value       or (Loss)
     --------------              -------        ------------      ------        ------        --------     --------     ---------
Fidelity Investments       Fidelity Magellan         57        $  787,930            N/A    $  787,930    $  787,930          N/A

Fidelity                   Fidelity
Investments                Growth and
                           Income                    49           659,157            N/A       659,157       659,157          N/A

Fidelity                   Fidelity
Investments                Managed
                           Income                    58         1,176,370            N/A     1,176,370     1,176,370          N/A

Fidelity                   Spartan U.S.
Investments                Equity Index              43           514,882            N/A       514,882       514,882          N/A

B.  SALES:

Fidelity                   Fidelity
Investments                Magellan                  25               N/A        $630,224   $  544,437    $  630,224      $85,787

                           Fidelity
Fidelity                   Growth and
Investments                Income                    16               N/A          55,443       49,406        55,443        6,037

Fidelity                   Fidelity
Investments                Managed
                           Income                    50               N/A         814,475      814,475       814,475          N/A

Fidelity                   Spartan U.S.
Investments                Equity Index              17               N/A         213,268      150,271       213,268       62,997